SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported) January 18, 2022

BIOSYNERGY, INC.
(Exact name of Registrant as specified in its charter)

Illinois	0-12459	36-2880990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

1940 E. Devon, Elk Grove Village, Illinois 60007
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 956-0471

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 24, 2021, Biosynergy, Inc. (“Biosynergy” or the “Company”) filed a Current Report on Form 8-K disclosing that the Company entered into an Asset Purchase Agreement (the “Agreement”) on November 23, 2021 with LCR Hallcrest, LLC (“Hallcrest”) for the sale of substantially all of the Company’s assets to Hallcrest (the “Asset Sale”) (which included a copy of the Agreement as an Exhibit to the Form 8-K). Biosynergy completed the Asset Sale on January 18, 2022.

Biosynergy sold all of its assets in the Asset Sale except for cash of approximately $1,160,000 and accounts receivable of approximately $355,000. As consideration for the Asset Sale, Hallcrest paid a purchase price of $1,504,496 in cash (of which $150,000 was paid into an indemnification escrow account to be held for 6 months as security for damages caused by a breach of representations and warranties in the Agreement by Biosynergy). Biosynergy retained all liabilities consisting of trade payables, rent and utilities for the premises at 1940 E. Devon, Elk Grove Village, Illinois through April 30, 2022, and all transaction expenses related to the Asset Sale. Biosynergy plans to dissolve and distribute the proceeds from the Asset Sale and available cash from collection of accounts receivable to is shareholders after release of the funds in the indemnification escrow account described above.

The foregoing description of the Agreement and the Asset Sale contemplated by the Agreement does not purport to be complete and is qualified in its entirety by reference to the Current Report on Form 8-K filed on November 24, 2021 and the Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed on November 24, 2021, and is incorporated by reference herein.

Item 8.01 Other Events.

On January 20, 2022, the Company issued a press release announcing the closing of the Asset Sale. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts that address activities that the Company “plans,” “expects,” “believes,” “projects,” “estimates” or “anticipates” will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to: the costs associated with the Asset Sale; the occurrence of events that negatively impact Biosynergy’s liquidity in such a way as to limit or eliminate Biosynergy’s ability to distribute to the shareholders of Biosynergy proceeds from the Asset Sale and other cash assets; and the risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. For a more detailed discussion of risk factors, please see Part I, Item 1A, Material Risk Factors, in the Company’s most recent Annual Report on Form 10-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of November 23, 2021, by and among LCR Hallcrest, LLC, a Delaware limited liability company, as Buyer, and Biosynergy, Inc., an Illinois corporation, as Seller, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed on November 30, 2021, and is incorporated by reference herein.

99.1	Press Release dated January 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSYNERGY, INC.

Date: January 21, 2022	By: /s/ Fred K. Suzuki /s/ Fred K. Suzuki, President